Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Debt Fund Inc.

We consent to the use of our report dated December 22, 2008 for Western Asset Emerging Markets Debt Fund Inc., as of October 31, 2008, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “SERVICE PROVIDERS” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

July 1, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Floating Rate Fund Inc.

We consent to the use of our report dated April 27, 2009 for Western Asset Emerging Markets Floating Rate Fund Inc., as of February 28, 2009, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “SERVICE PROVIDERS” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

July 1, 2009